Exhibit 5.0

                        HELLER,  HOROWITZ  &  FEIT,  P.C.

JACOB W. HELLER                ATTORNEYS AT LAW                  NAHUM L. GORDON
RICHARD F. HOROWITZ           292 MADISON AVENUE                    MARTIN STEIN
ELI FEIT                     NEW YORK, N.Y. 10017             HENRY W. HOCHERMAN
LAWRENCE J. TOSCANO             (212) 685-7600                       COUNSEL
STUART A. BLANDER
SIGMUND S. WISSNER-GROSS        CABLE ADDRESS
MAURICE W. HELLER             HELLFEITER, N.Y.
ALAN A. HELLER
IRVING ROTHSTEIN                 TELECOPIER
                               (212) 696-9459
MAY  ORENSTEIN
CLIFFORD J. BOND                                               WORLD WIDE WEB
ALLEN M. EISENBERG                                         http://www.hhandf.com

                                                              WRITER'S E-MAIL
                                                          hwhocherman@hhandf.com




March 7, 2002

Board  of  Directors
Interactive  Multimedia  Network,  Inc.
3163  Kennedy  Boulevard
Jersey  City,  New  Jersey  07306

Gentlemen:

     As counsel for your Company, we have examined your certificate of incorporation, by-laws, and such other corporate records, documents and proceeding and such questions of law as we have deemed relevant for the purpose of this opinion.

     We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-8, covering the registration under the Securities Act of 1933, as amended, of 400,000 shares of the Company's Common Stock which are to be issued to a consultant of the Company (the "Consulting Stock").

     On  the  basis  of  such  examination,  we  are  of  the  opinion  that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct its business.

2. The Company has an authorized capitalization of 25,000,000 Shares of Common Stock.

3. The Consulting Stock have been duly and validly authorized and when issued will represent fully paid and non-assessable shares of the Company's Common Stock.






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HELLER,  HOROWITZ  &  FEIT,  P.C.
Board  of  Directors
March  7,  2002
Page  2

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Opinions" and we also consent to the filing of this opinion as an exhibit thereto.

     Very  truly  yours,

     /s/  HELLER,  HOROWITZ  &  FEIT,  P.C.

     HELLER,  HOROWITZ  &  FEIT,  P.C.
















































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